Table Of Contents

Page(s)
3	Earnings Release
Key Financial Data
8	Consolidated Balance Sheet
9	Consolidated Statement of Operations
10	FFO, Core FFO and Core AFFO
11	Adjusted EBITDA
12	Components of Net Asset Value
Operating Portfolio
13	Multifamily Operating Portfolio
14	Commercial Assets and Developable Land
15	Same Store Market Information
16	Same Store Performance
Debt
17	Debt Profile
18	Debt Summary and Maturity Schedule
Reconciliations and Additional Details
19	Annex 1: Transaction Activity
20	Annex 2: Reconciliation of NOI
21	Annex 3: Consolidated Statements of Operations and Non-GAAP Financial Footnotes
22	Annex 4: Unconsolidated Joint Ventures
23	Annex 5: Debt Profile Footnotes
24	Annex 6: Multifamily Property Information
25	Annex 7: Noncontrolling Interests in Consolidated Joint Ventures
26	Non-GAAP Financial Definitions
28	Company Information

V E R I S    R E S I D  E  N  T  I  A  L,    I N C.
NEWS RELEASE
For Immediate Release
Veris Residential, Inc.
Reports Second Quarter 2025 Results
JERSEY CITY, N.J., July 23, 2025 –– Veris Residential, Inc. (NYSE: VRE) (the “Company”), a forward-thinking, Northeast-focused, Class A multifamily REIT, today reported results for the second quarter 2025.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net Income (loss) per Diluted Share	$0.12	$0.03	$0.00	$(0.01)
Core FFO per Diluted Share	$0.17	$0.18	$0.33	$0.32
Core AFFO per Diluted Share	$0.19	$0.21	$0.36	$0.39
Dividend per Diluted Share	$0.08	$0.06	$0.16	$0.11

STRATEGIC PROGRESS

–$448 million of non-strategic asset sales completed or under contract year to date. On track to achieve Net Debt-to-EBITDA around of 10.0x by year-end 2025 and below 9.0x by year-end 2026.
–$268 million in closed sales, including Signature Place and 145 Front Street.
–$180 million in sales under binding contract, including two multifamily assets.
–Secured amendment to Revolver and Term Loan agreement, including a leverage-based pricing grid, realizing an immediate 55-basis-point interest rate reduction.

CONTINUED OPERATIONAL STRENGTH

–Year-over-year Same Store Blended Net Rental Growth Rate of 4.7% for the quarter and 3.5% year to date.
–Year-over-year Same Store NOI growth of 5.6% for the quarter and 4.4% year to date, further improving operating margin to 67.4% year to date.
–Same Store occupancy of 93.9% (95.5% excluding Liberty Towers).
–Raised 2025 guidance to reflect significant progress in corporate plan and continued operational strength.

"We have made significant progress on our corporate initiatives both operationally and strategically, enabling us to raise guidance. We continued to see strength in our operations, and with nearly $450 million of sales already completed or under binding contract, we are well ahead of schedule and on track to realize our near-term leverage targets, including Net Debt-to-EBITDA below 9x next year," said Mahbod Nia, Chief Executive Officer of Veris Residential.

"We are proud to have made meaningful progress on our strategic plan to continue optimizing our balance sheet. With the amendment to our credit facility, we secured an immediate reduction in our corporate borrowing costs of 55 basis points, with the potential to realize additional interest savings as we seek to further de-lever over time. We remain focused on executing our multi-pronged optimization strategy as we seek to continue enhancing value for all Veris Residential stakeholders."

SAME STORE PORTFOLIO PERFORMANCE

The following table uses the current Same Store pool for both the first and second quarter of 2025, as it is consistently reported throughout the Supplemental package. The actual Same Store pool on March 31 was 7,621 units, which included units from The Metropolitan at 40 Park.

	June 30, 2025	March 31, 2025	Change
Same Store Units	7,491	7,491	—%
Same Store Occupancy	93.9%	94.0%	(0.1)%
Same Store Blended Rental Growth Rate (Quarter)	4.7%	2.3%	2.4%
Average Rent per Home	$4,085	$4,023	1.5%

The following table shows Same Store performance:

($ in 000s)	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	%	2025	2024	%
Total Property Revenue	$75,999	$74,160	2.5%	$151,378	$147,768	2.4%
Controllable Expenses	12,799	13,286	(3.7)%	25,736	25,775	(0.2)%
Non-Controllable Expenses	11,891	12,283	(3.2)%	23,651	24,280	(2.6)%
Total Property Expenses	24,690	25,569	(3.4)%	49,387	50,055	(1.3)%
Same Store NOI	$51,309	$48,591	5.6%	$101,991	$97,713	4.4%

TRANSACTION ACTIVITY

Year to date, the Company has closed $268 million of non-strategic asset sales, including two unconsolidated joint ventures and two wholly owned multifamily assets. Two additional multifamily assets, The James in New Jersey and Quarry Place in New York, are under binding contract for a further $180 million.

Name ($ in 000s)	Date	Location	GAV
65 Livingston	1/24/2025	Roseland, NJ	$7,300
Wall Land	4/3/2025	Wall Township, NJ	31,000
PI - North Building (two parcels) and Metropolitan at 40 Park	4/21/2025	West New York, NJ and Morristown, NJ	7,100
1 Water	4/29/2025	White Plains, NY	15,500
Signature Place	7/9/2025	Morris Plains, NJ	85,000
145 Front Street	7/22/2025	Worcester, MA	122,200
Total Assets Sold in 2025-to-Date			$268,100

In April, Veris purchased its partner's interest in the Jersey City Urby for $38.5 million, eliminating the Company’s largest remaining unconsolidated joint venture, rebranding the property to "Sable" and assuming management. The consolidation is expected to create over one million dollars in annualized synergies.

FINANCE AND LIQUIDITY

As of July 22, 2025, following [the completion of the previously announced sales], the Company had liquidity of $181 million, a weighted average effective interest rate of 4.86% and a weighted average maturity of 2.6 years, with all of the Company's debt either hedged or fixed.

In July, subsequent to quarter end, the Company amended its $300 million Revolving Credit Facility ("Revolver") and $200 million delayed-draw Term Loan ("Term Loan" and collectively, the "Amended Facility"), as discussed in greater detail below. The Amended Facility, combined with completed and announced asset sales, allows the Company to reduce interest expense as it continues to de-lever over time.

Balance Sheet Metric ($ in 000s)	June 30, 2025	March 31, 2025
Weighted Average Interest Rate	5.08%	4.95%
Weighted Average Years to Maturity	2.6	3.1
TTM Interest Coverage Ratio	1.7x	1.7x
Net Debt	$1,795,320	$1,643,411
TTM Adjusted EBITDA (Normalized)	$159,162	$144,659
Net Debt-to-EBITDA (Normalized)	11.3x	11.4x

Note: Calculation of Net Debt-to-EBITDA ratio includes an adjusted EBITDA figure, normalizing the Trailing Twelve Month ("TTM") period for recent transactions. Please see page 11 of the Supplemental Package for reconciliation.

AMENDED CREDIT FACILITY

Subsequent to quarter end, the Company announced the amendment of its $500 million credit facility established in April 2024. The Amended Facility package—comprising a $300 million Revolver and a $200 million delayed-draw Term Loan—introduces a leverage-based pricing grid for the Revolver, with spreads ranging from 1.20% to 1.75% over SOFR (inclusive of the 5-basis-point spread reduction associated with meeting certain KPIs) and reduces the required number of secured properties in the collateral pool from five to two. At closing, the Company's total leverage ratio as defined by the Amended Facility was between 50% and 55%, resulting in a borrowing rate on the Revolver of SOFR + 1.50%, representing a 55-basis-point reduction from the prior rate. The Amended Facility matures in April 2027 and retains a one-year extension option on the Revolver.

At closing, the Company repaid $80 million of the Term Loan using proceeds from the sale of Signature Place. Subsequent to the amendment, the Company fully repaid the remaining balance of the Term Loan using proceeds from the sale of 145 Front Street.

DIVIDEND

The Company paid a dividend of $0.08 per share on July 10, 2025, for shareholders of record as of June 30, 2025.

GUIDANCE

The Company is raising its operational guidance for 2025 in accordance with the following table. The increased operational guidance reflect continued strength in rental growth and a higher degree of certainty around controllable expense projections.

	Current Guidance			Initial Guidance
2025 Guidance Ranges	Low		High	Low		High
Same Store Revenue Growth	2.2%	—	2.7%	2.1%	—	2.7%
Same Store Expense Growth	2.4%	—	2.8%	2.6%	—	3.0%
Same Store NOI Growth	2.0%	—	2.8%	1.7%	—	2.7%

The Company is raising its 2025 Core FFO per share guidance range to $0.63 to $0.64. This reflects the accretive impact of the consolidation of Sable and interest expense savings from debt repayment associated with recent sales and from reduced corporate borrowing costs.

	Current Guidance			Initial Guidance
Core FFO per Share Guidance	Low		High	Low		High
Net Loss per Share	$(0.22)	—	$(0.21)	$(0.24)	—	$(0.22)
Depreciation per Share	$0.85	—	$0.85	$0.85	—	$0.85
Core FFO per Share	$0.63	—	$0.64	$0.61	—	$0.63

CONFERENCE CALL/SUPPLEMENTAL INFORMATION

An earnings conference call with management is scheduled for Thursday, July 24, 2025, at 8:30 a.m. Eastern Time and will be broadcast live via the Internet at: http://investors.verisresidential.com.

The live conference call is also accessible by dialing (877) 451-6152 (domestic) or (201) 389-0879 (international) and requesting the Veris Residential second quarter 2025 earnings conference call.

The conference call will be rebroadcast on Veris Residential, Inc.'s website at:
http://investors.verisresidential.com beginning at 8:30 a.m. Eastern Time on Thursday, July 24, 2025.

A replay of the call will also be accessible Thursday, July 24, 2025, through Sunday, August 24, 2025, by calling (844) 512-2921 (domestic) or +1(412) 317-6671 (international) and using the passcode, 13753249.
Copies of Veris Residential, Inc.’s second quarter 2025 Form 10-Q and second quarter 2025 Supplemental Operating and Financial Data are available on Veris Residential, Inc.’s website under Financial Results.

In addition, once filed, these items will be available upon request from:
Veris Residential, Inc. Investor Relations Department
Harborside 3, 210 Hudson St., Ste. 400, Jersey City, New Jersey 07311
ABOUT THE COMPANY
Veris Residential, Inc. is a forward-thinking real estate investment trust (REIT) that primarily owns, operates, acquires and develops premier Class A multifamily properties in the Northeast. Our technology-enabled, vertically integrated operating platform delivers a contemporary living experience aligned with residents' preferences while positively impacting the communities we serve. We are guided by an experienced management team and Board of Directors, underpinned by leading corporate governance principles; a best-in-class approach to operations; and an inclusive culture based on meritocratic empowerment.
For additional information on Veris Residential, Inc. and our properties available for lease, please visit http:// www.verisresidential.com/.
The information in this press release must be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q and the Public Filings, available at https://investors.verisresidential.com/financial-information.
We consider portions of this information, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations, and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we may not anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading "Disclosure Regarding Forward-Looking Statements" and "Risk Factors" in the Company's Annual Report on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law.

Investors	Media
Mackenzie Rice	Amanda Shpiner/Grace Cartwright
Director, Investor Relations	Gasthalter & Co.
investors@verisresidential.com	veris-residential@gasthalter.com

Additional details on Company Information page.

Consolidated Balance Sheet
(in thousands) (unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Rental property
Land and leasehold interests	$442,566	$458,946
Buildings and improvements	2,611,276	2,634,321
Tenant improvements	16,145	14,784
Furniture, fixtures and equipment	112,424	112,201
	3,182,411	3,220,252
Less – accumulated depreciation and amortization	(475,073)	(432,531)
	2,707,338	2,787,721
Real estate held for sale, net	288,575	7,291
Net investment in rental property	2,995,913	2,795,012
Cash and cash equivalents	11,438	7,251
Restricted cash	18,581	17,059
Investments in unconsolidated joint ventures	53,618	111,301
Unbilled rents receivable, net	3,252	2,253
Deferred charges and other assets, net	43,059	48,476
Accounts receivable	1,119	1,375
Total assets	$3,126,980	$2,982,727
LIABILITIES AND EQUITY
Revolving credit facility and term loans	324,513	348,839
Mortgages, loans payable and other obligations, net	1,459,964	1,323,474
Liabilities held for sale, net	40,862	—
Dividends and distributions payable	8,529	8,533
Accounts payable, accrued expenses and other liabilities	50,262	42,744
Rents received in advance and security deposits	13,185	11,512
Accrued interest payable	5,806	5,262
Total liabilities	1,903,121	1,740,364
Redeemable noncontrolling interests	9,294	9,294
Total Stockholders’ Equity	1,086,095	1,099,391
Noncontrolling interests in subsidiaries:
Operating Partnership	100,183	102,588
Consolidated joint ventures	28,287	31,090
Total noncontrolling interests in subsidiaries	$128,470	$133,678
Total equity	$1,214,565	$1,233,069
Total liabilities and equity	$3,126,980	$2,982,727

Consolidated Statement of Operations
(In thousands, except per share amounts) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
REVENUES	2025	2024	2025	2024
Revenue from leases	$69,348	$60,917	$131,313	$121,559
Management fees	766	871	1,484	1,793
Parking income	4,376	3,922	8,125	7,667
Other income	1,438	1,766	2,762	3,797
Total revenues	75,928	67,476	143,684	134,816
EXPENSES
Real estate taxes	10,105	9,502	19,317	18,679
Utilities	2,103	1,796	4,910	4,067
Operating services	12,887	12,628	23,880	25,198
Property management	4,088	4,366	8,473	9,608
General and administrative	9,605	8,975	19,673	20,063
Transaction related costs	1,570	890	1,878	1,406
Depreciation and amortization	22,471	20,316	43,724	40,433
Land and other impairments, net	12,467	—	15,667	—
Total expenses	75,296	58,473	137,522	119,454
OTHER (EXPENSE) INCOME
Interest expense	(24,604)	(21,676)	(47,564)	(43,176)
Interest and other investment income	70	1,536	95	2,074
Equity in earnings (losses) of unconsolidated joint ventures	526	2,933	4,368	3,187
Realized gains (losses) and unrealized gains (losses) on disposition of rental property, net	(6,877)	—	(6,877)	—
Gain (loss) on disposition of developable land	36,566	10,731	36,410	11,515
Gain (loss) on sale of unconsolidated joint venture interests	5,122	—	5,122	7,100
Gain (loss) from extinguishment of debt, net	—	(785)	—	(785)
Other income (expense), net	528	(250)	423	5
Total other (expense) income, net	11,331	(7,511)	(8,023)	(20,080)
Income (loss) from continuing operations before income tax expense	11,963	1,492	(1,861)	(4,718)
Provision for income taxes	(93)	(176)	(135)	(235)
Income (loss) from continuing operations after income tax expense	11,870	1,316	(1,996)	(4,953)
Discontinued operations:
Income (loss) from discontinued operations	(27)	1,419	109	1,671
Realized gains (losses) and unrealized gains (losses) on disposition of rental property and impairments, net	—	—	—	1,548
Total discontinued operations, net	(27)	1,419	109	3,219
Net income (loss)	11,843	2,735	(1,887)	(1,734)
Noncontrolling interests in consolidated joint ventures	149	543	2,274	1,038
Noncontrolling interests in Operating Partnership of income (loss) from continuing operations	(1,009)	(153)	(11)	370
Noncontrolling interests in Operating Partnership in discontinued operations	2	(122)	(9)	(277)
Redeemable noncontrolling interests	(81)	(81)	(162)	(378)
Net income (loss) available to common shareholders	$10,904	$2,922	$205	$(981)
Basic earnings per common share:
Net income (loss) available to common shareholders	$0.12	$0.03	$0.00	$(0.01)
Diluted earnings per common share:
Net income (loss) available to common shareholders	$0.12	$0.03	$0.00	$(0.01)
Basic weighted average shares outstanding	93,392	92,663	93,227	92,469
Diluted weighted average shares outstanding[1]	102,259	101,952	102,164	101,160

See Reconciliation to Net Income (Loss) to NOI page for more details.

FFO, Core FFO and Core AFFO

(in thousands, except per share/unit amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss) available to common shareholders	$10,904	$2,922	$205	$(981)
Add/(Deduct):
Noncontrolling interests in Operating Partnership	1,009	153	11	(370)
Noncontrolling interests in discontinued operations	(2)	122	9	277
Real estate-related depreciation and amortization on continuing operations[2]	23,231	22,514	46,676	45,146
Real estate-related depreciation and amortization on discontinued operations	—	—	—	668
Continuing operations: (Gain) loss on sale from unconsolidated joint ventures	(5,122)	—	(5,122)	(7,100)
Continuing operations: Realized and unrealized (gains) losses on disposition of rental property	6,877	—	6,877	—
Discontinued operations: Realized (gains) losses and unrealized (gains) losses on disposition of rental property, net	—	—	—	(1,548)
FFO[3]	$36,897	$25,711	$48,656	$36,092

Add/(Deduct):
(Gain) loss from extinguishment of debt, net	—	785	—	785
Land and other impairments[4]	12,467	—	14,067	—
(Gain) loss on disposition of developable land	(36,566)	(10,731)	(36,410)	(11,515)
Severance/Compensation related costs (G&A)[5]	1,352	236	1,520	1,873
Severance/Compensation related costs (Property Management)[6]	889	838	1,399	2,364
Amortization of derivative premium[7]	878	886	1,962	1,790
Derivative mark to market adjustment	270	—	525	—
Transaction related costs	1,570	890	1,878	1,406
Core FFO	$17,757	$18,615	$33,597	$32,795

Add/(Deduct):
Straight-line rent adjustments[8]	(605)	(367)	(751)	(342)
Amortization of market lease intangibles, net	(3)	(9)	(6)	(16)
Amortization of lease inducements	—	—	—	7
Amortization of debt discounts (premiums)	9	—	9	—
Amortization of stock compensation	2,813	3,247	6,179	6,974
Non-real estate depreciation and amortization	139	219	289	429
Amortization of deferred financing costs	1,777	1,569	3,484	2,811
Add/(Deduct):
Non-incremental revenue generating capital expenditures:
Building improvements	(2,675)	(1,562)	(5,981)	(2,602)
Tenant improvements and leasing commissions[9]	(63)	(78)	(96)	(87)
Core AFFO[3]	$19,149	$21,634	$36,724	$39,969

Funds from Operations per share/unit-diluted	$0.36	$0.25	$0.48	$0.35
Core Funds from Operations per share/unit-diluted	$0.17	$0.18	$0.33	$0.32
Core Adjusted Funds from Operations per share/unit-diluted	$0.19	$0.21	$0.36	$0.39
Dividends declared per common share	$0.08	$0.06	$0.16	$0.11

See Consolidated Statements of Operations and Non-GAAP Financial Footnotes page.
See Consolidated Statements of Operations page.

Adjusted EBITDA
($ in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Core FFO (calculated on a previous page)	$17,757	$18,615	$33,597	$32,795
Deduct:
Equity in (earnings) loss of unconsolidated joint ventures	(526)	(2,990)	(4,368)	(3,449)
Equity in earnings share of depreciation and amortization	(898)	(2,417)	(3,241)	(5,142)
Add:
Interest expense	24,604	21,676	47,564	43,176
Amortization of derivative premium	(878)	(886)	(1,962)	(1,790)
Derivative mark to market adjustment	(270)	—	(525)	—
Recurring joint venture distributions	2,388	4,177	8,189	5,878
Income (loss) in noncontrolling interest in consolidated joint ventures, net of land and other impairments[1]	(149)	(543)	(674)	(1,038)
Redeemable noncontrolling interests	81	81	162	378
Income tax expense	93	176	136	258
Adjusted EBITDA	$42,202	$37,889	$78,878	$71,066

Before
	3Q24	4Q24	1Q25	2Q25
Adjusted EBITDA	$37,119	$32,509	$36,675	$42,202
TTM Adjusted EBITDA				148,504
Net Debt as of 6/30/25				$1,795,320
Net Debt-to-EBITDA				12.1x

After
	3Q24	4Q24	1Q25	2Q25
Adjusted EBITDA	$37,119	$32,509	$36,675	$42,202
Add: Consolidated 100% NOI Sable	5,867	6,455	5,879	1,242
Less: JV Distributions from Dissolved JVs	(1,456)	(2,465)	(4,904)	(470)
Add: Carry Costs from Sold Land	133	278	91	7
Adjusted EBITDA (Normalized)	$41,663	$36,776	$37,742	$42,981
TTM Adjusted EBITDA (Normalized)				$159,162
Net Debt as of 6/30/25				$1,795,320
Net Debt-to-EBITDA (Normalized)				11.3x

See Consolidated Statements of Operations and Non-GAAP Financial Footnotes page.
See Non-GAAP Financial Definitions.

1See Annex 7 for breakout of noncontrolling interests in consolidated joint ventures.

Components of Net Asset Value
($ in thousands)

Real Estate Portfolio			Other Assets

Operating Multifamily NOI[1]	Total	At Share	Cash and Cash Equivalents[2]	$10,887
New Jersey Waterfront	$170,008	$149,371	Restricted Cash	18,581
Massachusetts	20,420	20,420	Other Assets	47,430
Other	30,064	23,689	Subtotal Other Assets	$76,898
Total Multifamily NOI as of 6/30	$220,492	$193,480
Less: Sold properties in July[3]	(10,936)	(10,936)	Liabilities and Other Considerations
Total Multifamily NOI as of 7/22	$209,556	$182,544
Commercial NOI[4]	4,732	3,792	Operating - Consolidated Debt at Share[5]	$1,438,479
Total NOI as of 7/22	$214,288	$186,336	Operating - Unconsolidated Debt at Share	129,170
			Other Liabilities	77,782
Non-Strategic Assets			Revolving Credit Facility[5]	126,000
			Term Loan[5]	—
Estimated Value of Remaining Land		$134,194	Preferred Units	9,294
Total Non-Strategic Assets[6]		$134,194	Subtotal Liabilities and Other Considerations	$1,780,725

			Outstanding Shares[7]

			Diluted Weighted Average Shares Outstanding for 2Q 2025 (in 000s)	102,259

1 See Multifamily Operating Portfolio page for more details. The Real Estate Portfolio table is reflective of the quarterly NOI annualized, including management fees. Displayed NOI values reflect the change in ownership % associated with consolidation of Sable (f.k.a. Jersey City Urby) from 85% to 100% and exclude NOI from Metropolitan at 40 Park due to the sale of our interest in April 2025.
2 Cash and cash equivalents is of July 22, 2025.
3 Signature Place contributed $1.1 million and 145 Front Street contributed $1.6 million in NOI for the second quarter of 2025. Both properties were sold in July and have been deducted from our NOI on an annualized basis at their respective former ownership levels of 100%.
4 See Commercial Assets and Developable Land page for more details.
5 See Debt Summary and Maturity Schedule for pro forma reconciliation.
6 The land values are VRE's share of value. For more details see Commercial Assets and Developable Land page.
7 Outstanding shares for the quarter ended June 30, 2025 is comprised of the following (in 000s): 93,392 weighted average common shares outstanding, 8,619 weighted average Operating Partnership common and vested LTIP units outstanding, and (248) shares representing the dilutive effect of stock-based compensation awards.

See Non-GAAP Financial Definitions.

Multifamily Operating Portfolio

(in thousands, except Revenue per home)

			Operating Highlights
			Percentage Occupied		Average Revenue per Home		NOI[1]		Debt Balance
	Ownership	Apartments	2Q 2025	1Q 2025	2Q 2025	1Q 2025	2Q 2025	1Q 2025
NJ Waterfront
Haus25	100.0%	750	95.6%	95.6%	$5,027	$4,969	$8,083	$8,195	$343,061
Liberty Towers*	100.0%	648	77.7%	80.5%	4,688	4,428	4,462	4,289	—
BLVD 401	74.3%	311	96.0%	95.0%	4,288	4,272	2,498	2,431	114,500
BLVD 425	74.3%	412	95.7%	95.9%	4,217	4,143	3,359	3,426	131,000
BLVD 475	100.0%	523	97.2%	96.4%	4,308	4,235	4,429	4,197	162,969
Soho Lofts*	100.0%	377	93.9%	94.2%	4,871	4,828	3,193	3,232	—
Sable (f.k.a. Jersey City Urby)[2]	100.0%	762	94.7%	94.5%	4,224	4,223	5,655	5,879	181,544
RiverHouse 9 at Port Imperial	100.0%	313	96.7%	96.4%	4,507	4,493	2,798	2,715	110,000
RiverHouse 11 at Port Imperial	100.0%	295	96.6%	95.8%	4,403	4,391	2,543	2,527	100,000
RiverTrace	22.5%	316	93.8%	94.2%	3,830	3,808	2,084	2,151	82,000
Capstone	40.0%	360	94.9%	95.6%	4,692	4,603	3,398	3,323	135,000
NJ Waterfront Subtotal	87.2%	5,067	93.2%	93.4%	$4,499	$4,430	$42,502	$42,365	$1,360,074
Massachusetts
Portside at East Pier	100.0%	180	97.3%	96.4%	$3,336	$3,283	$1,277	$1,156	$56,500
Portside 2 at East Pier	100.0%	296	95.9%	95.8%	3,567	3,502	2,217	2,115	94,614
145 Front at City Square[3]	100.0%	365	95.2%	94.8%	2,498	2,513	1,611	1,636	—
The Emery at Overlook Ridge	100.0%	326	94.7%	93.9%	2,899	2,845	1,664	1,648	69,902
Massachusetts Subtotal	100.0%	1,167	95.6%	95.0%	$3,010	$2,975	$6,769	$6,555	$221,016
Other
The Upton	100.0%	193	95.0%	93.3%	$4,468	$4,355	$1,466	$1,290	$75,000
The James*	100.0%	240	96.4%	97.8%	3,107	3,074	1,561	1,570	—
Signature Place[4]	100.0%	197	96.8%	95.7%	3,317	3,350	1,123	1,101	—
Quarry Place at Tuckahoe	100.0%	108	97.6%	96.8%	4,409	4,406	795	798	41,000
Riverpark at Harrison	45.0%	141	97.0%	97.6%	2,924	2,857	584	568	30,192
Station House	50.0%	378	92.6%	93.2%	3,018	2,909	1,987	1,855	86,267
Other Subtotal	78.8%	1,257	95.3%	95.3%	$3,413	$3,354	$7,516	$7,182	$232,459
Operating Portfolio[5,6]	87.8%	7,491	93.9%	94.0%	$4,085	$4,023	$56,787	$56,102	$1,813,549
Metropolitan at 40 Park[7]	25.0%	130	94.8%	94.0%	3,781	$3,800	$140	$798	$—
	86.7%	7,621	93.9%	94.0%	$4,080	$4,019	$56,927	$56,900	$1,813,549

1 The sum of property level revenue, straight line and ASC 805 adjustments; less: operating expenses, real estate taxes and utilities. These are shown at 100% and include management fees.
2 In April, the Company purchased joint venture partner's 15% interest in the Jersey City property that was previously known as the "Urby" and is now named "Sable".
3 145 Front Street was sold on July 22, 2025.
4 Signature Place was sold on July 9, 2025.
5 Rental revenue associated with retail leases is included in the NOI disclosure above.
6 See Unconsolidated Joint Ventures and Annex 6: Multifamily Operating Portfolio for more details.
7 The Company sold its interest in Metropolitan at 40 Park in April 2025.

*Properties that are currently in the collateral pool for the Term Loan and Revolving Credit Facility. 145 Front Street and Signature Place were both sold in July 2025 and were removed from the collateral pool. Following the July 9, 2025 amendment of the facility, the required number of collateral assets was reduced from five to two.

See Non-GAAP Financial Definitions.

                                                            13

Commercial Assets and Developable Land

($ in thousands)

Commercial	Location	Ownership	Rentable SF1	Percentage Leased 2Q 2025	Percentage Leased 1Q 2025	NOI 2Q 2025	NOI 1Q 2025	Debt Balance
Port Imperial South - Garage	Weehawken, NJ	70.0%	Fn 1	N/A	N/A	$713	$413	$30,815
Port Imperial South - Retail	Weehawken, NJ	70.0%	18,064	77.0%	77.0%	70	112	—
Port Imperial North - Garage	Weehawken, NJ	100.0%	Fn 1	N/A	N/A	66	(54)	—
Port Imperial North - Retail	Weehawken, NJ	100.0%	8,400	100.0%	100.0%	145	89	—
Riverwalk at Port Imperial	West New York, NJ	100.0%	29,923	88.0%	80.0%	189	35	—
Commercial Total		90.4%	56,387	86.3%	82.0%	$1,183	$595	$30,815

Developable Land Parcel Units[2]
	Total Units	VRE Share
NJ Waterfront	1,522	1,400
Massachusetts	737	737
Other	160	160
Developable Land Parcel Units Total at July 22, 2025	2,419	2,297
Less: land under binding contract	—	—
Developable Land Parcel Units Remaining	2,419	2,297

1 Port Imperial South - Garage and Port Imperial North - Garage include approximately 850 and 686 parking spaces, respectively.
2 The Company has an additional 34,375 SF of developable retail space within land developments that is not represented in this table.

Same Store Market Information1

Sequential Quarter Comparison
(NOI in thousands)

		NOI at Share			Occupancy			Blended Lease Tradeouts[2]
	Apartments	2Q 2025	1Q 2025	Change	2Q 2025	1Q 2025	Change	2Q 2025	1Q 2025	Change
New Jersey Waterfront	5,067	$37,814	$37,672	0.4%	93.2%	93.4%	(0.2)%	4.7%	0.3%	4.4%
Massachusetts	1,167	7,029	6,816	3.1%	95.6%	95.0%	0.6%	3.4%	2.4%	1.0%
Other[3]	1,257	6,466	6,195	4.4%	95.3%	95.3%	—%	7.2%	2.8%	4.4%
Total	7,491	$51,309	$50,683	1.2%	93.9%	94.0%	(0.1)%	4.7%	2.3%	2.4%

Year-over-Year Second Quarter Comparison
(NOI in thousands)

		NOI at Share			Occupancy			Blended Lease Tradeouts[2]
	Apartments	2Q 2025	2Q 2024	Change	2Q 2025	2Q 2024	Change	2Q 2025	2Q 2024	Change
New Jersey Waterfront	5,067	$37,814	$36,181	4.5%	93.2%	95.1%	(1.9)%	4.7%	6.2%	(1.5)%
Massachusetts	1,167	7,029	6,635	5.9%	95.6%	95.2%	0.4%	3.4%	4.4%	(1.0)%
Other[3]	1,257	6,466	5,775	12.0%	95.3%	93.0%	2.3%	7.2%	2.0%	5.2%
Total	7,491	$51,309	$48,591	5.6%	93.9%	94.7%	(0.8)%	4.7%	5.3%	(0.6)%

Average Revenue per Home

	Apartments	2Q 2025	1Q 2025	4Q 2024	3Q 2024	2Q 2024
New Jersey Waterfront	5,067	$4,499	$4,430	$4,441	$4,371	$4,291
Massachusetts	1,167	3,010	2,975	2,962	2,946	2,931
Other[3]	1,257	3,413	3,354	3,411	3,390	3,376
Total	7,491	$4,085	$4,023	$4,038	$3,984	$3,926
1 All statistics are based off the current 7,491 Same Store pool. These values are an our ownership percentage, Sable is shown as 85% for all comparative periods, reflecting VRE ownership level prior to the consolidation in April 2025.
2 Blended lease tradeouts exclude properties not managed by Veris.
3 "Other" includes properties in Suburban NJ, New York, and Washington, DC. See Multifamily Operating Portfolio page for breakout.
See Non-GAAP Financial Definitions.

Same Store Performance
($ in thousands)

Multifamily Same Store[1]
	Three Months Ended June 30,				Six Months Ended June 30,				Sequential
	2025	2024	Change	%	2025	2024	Change	%	2Q 25	1Q 25	Change	%
Apartment Rental Income	$68,553	$67,173	$1,380	2.1%	$136,912	$133,566	$3,346	2.5%	$68,553	$68,359	$194	0.3%
Parking/Other Income	7,446	6,987	459	6.6%	14,466	14,202	264	1.9%	7,446	7,021	425	6.1%
Total Property Revenues[2]	$75,999	$74,160	$1,839	2.5%	$151,378	$147,768	$3,610	2.4%	$75,999	$75,380	$619	0.8%
Marketing & Administration	2,168	2,511	(343)	(13.7)%	4,298	4,634	(336)	(7.3)%	2,168	2,130	38	1.8%
Utilities	2,204	2,162	42	1.9%	5,413	4,695	718	15.3%	2,204	3,209	(1,005)	(31.3)%
Payroll	4,294	4,280	14	0.3%	8,549	8,538	11	0.1%	4,294	4,255	39	0.9%
Repairs & Maintenance	4,133	4,333	(200)	(4.6)%	7,476	7,908	(432)	(5.5)%	4,133	3,343	790	23.6%
Controllable Expenses	$12,799	$13,286	$(487)	(3.7)%	$25,736	$25,775	$(39)	(0.2)%	$12,799	$12,937	$(138)	(1.1)%
Other Fixed Fees	778	695	83	11.9%	1,496	1,401	95	6.8%	778	718	60	8.4%
Insurance	1,544	1,773	(229)	(12.9)%	3,004	3,545	(541)	(15.3)%	1,544	1,460	84	5.8%
Real Estate Taxes	9,569	9,815	(246)	(2.5)%	19,151	19,334	(183)	(0.9)%	9,569	9,582	(13)	(0.1)%
Non-Controllable Expenses	$11,891	$12,283	$(392)	(3.2)%	$23,651	$24,280	$(629)	(2.6)%	$11,891	$11,760	$131	1.1%
Total Property Expenses	$24,690	$25,569	$(879)	(3.4)%	$49,387	$50,055	$(668)	(1.3)%	$24,690	$24,697	$(7)	—%
Same Store GAAP NOI	$51,309	$48,591	$2,718	5.6%	$101,991	$97,713	$4,278	4.4%	$51,309	$50,683	$626	1.2%

Same Store NOI Margin	67.5%	65.5%	2.0%		67.4%	66.1%	1.3%		67.5%	67.2%	0.3%
Total Units	7,491	7,491			7,491	7,491			7,491	7,491
% Ownership[1]	86.3%	86.3%			86.3%	86.3%			86.3%	86.3%
% Occupied	93.9%	94.7%	(0.8)%		93.9%	94.7%	(0.8)%		93.9%	94.0%	(0.1)%
1 Values represent the Company's pro rata ownership of the operating portfolio. All periods displayed have the same properties in the pool. These are shown at share and exclude management fees. These values are at our ownership percentage, and Sable is reflected at 85% for all comparative periods.
2 Revenues reported based on Generally Accepted Accounting Principals or "GAAP".

Debt Profile

($ in thousands)

	Lender	Effective Interest Rate[1]	June 30, 2025	December 31, 2024	Date of Maturity
Secured Permanent Loans
Portside 2 at East Pier	New York Life Insurance Co.	4.56%	94,614	95,427	03/10/26
BLVD 425	New York Life Insurance Co.	4.17%	131,000	131,000	08/10/26
BLVD 401	New York Life Insurance Co.	4.29%	114,500	115,515	08/10/26
Portside at East Pier[2]	KKR	SOFR + 2.75%	56,500	56,500	09/07/26
The Upton[3]	Bank of New York Mellon	SOFR + 1.58%	75,000	75,000	10/27/26
RiverHouse 9 at Port Imperial[4]	JP Morgan	SOFR + 1.41%	110,000	110,000	06/21/27
Quarry Place at Tuckahoe[5]	Natixis Real Estate Capital, LLC	4.48%	41,000	41,000	08/05/27
BLVD 475	The Northwestern Mutual Life Insurance Co.	2.91%	162,969	164,712	11/10/27
Haus25	Freddie Mac	6.04%	343,061	343,061	09/01/28
RiverHouse 11 at Port Imperial	The Northwestern Mutual Life Insurance Co.	4.52%	100,000	100,000	01/10/29
Sable[6]	Pacific Life	5.20%	181,544	—	08/01/29
Port Imperial Garage South	American General Life & A/G PC	4.85%	30,815	31,098	12/01/29
The Emery at Overlook Ridge[7]	Flagstar Bank	3.21%	69,902	70,653	01/01/31
Secured Permanent Loans Outstanding			$1,510,903	$1,333,966
Unamortized Deferred Financing Costs[5]			(10,077)	(10,492)
Secured Permanent Loans			$1,500,826	$1,323,474
Secured RCF & Term Loans:
Revolving Credit Facility[8]	Various Lenders	SOFR + 2.73%	$127,000	$152,000	04/22/27
Term Loan[8]	Various Lenders	SOFR + 2.73%	200,000	200,000	04/22/27
RCF & Term Loan Balances			$327,000	$352,000
Unamortized Deferred Financing Costs[5]			(2,487)	(3,161)
Total RCF & Term Loan Debt			$324,513	$348,839
Total Debt			$1,825,339	$1,672,313

See to Debt Profile Footnotes page.

Debt Summary and Maturity Schedule

($ in thousands)

As of 6/30	Balance	% of Total	Weighted Average Interest Rate	Weighted Average Maturity in Years
Fixed Rate & Hedged Debt
Fixed Rate & Hedged Secured Debt	$1,710,903	93.1%	4.96%	2.49
Variable Rate Debt
Variable Rate Debt	127,000	6.9%	7.06%	1.81
Totals / Weighted Average	$1,837,903	100.0%	5.11%	2.44
Unamortized Deferred Financing Costs	(12,564)
Total Consolidated Debt, net	$1,825,339
Partners’ Share	(72,424)
VRE Share of Total Consolidated Debt, net[1]	$1,752,915

Unconsolidated Secured Debt
VRE Share	$129,170	38.7%	4.33%	4.12
Partners’ Share	204,289	61.3%	4.33%	4.12
Total Unconsolidated Secured Debt	$333,459	100.0%	4.33%	4.12

As of July 22, all of the Company's total pro forma debt portfolio (consolidated and unconsolidated) is hedged or fixed, resulting from the transfer of outstanding interest rate caps from the recently repaid term loan to the outstanding borrowings on the revolver. The Company's total pro forma debt portfolio has a weighted average interest rate of 4.86% and a weighted average maturity of 2.6 years.

Debt Maturity Schedule as of July 22, 20252,3

Pro Forma 7/22	Balance	% of Total	Weighted Average Interest Rate	Weighted Average Maturity in Years
Fixed Rate & Hedged Secured Debt	$1,693,649	100.0%	4.86%	2.63
Variable Rate Secured Debt	—	—%	—%	—
Total Pro Forma Debt Portfolio	$1,693,649	100.0%	4.86%	2.63

Pro Forma 7/22
Total Consolidated Debt, gross as of 6/30/25	$1,837,903
Partners' Share	(72,424)
VRE Share of Total Consolidated Debt, as of 6/30/25	$1,765,479
Term loan paydown from July multifamily sale proceeds	(200,000)
Revolver activity in July	(1,000)
VRE Share of Total Consolidated Debt, as of 7/22/25	$1,564,479

VRE Share of Total Unconsolidated Debt, as of 6/30/25	$129,170

Total Pro Forma Debt Portfolio	$1,693,649

1 Minority interest share of consolidated debt is comprised of $33.7 million at BLVD 425, $29.5 million at BLVD 401 and $9.2 million at Port Imperial South Garage.
2 The Revolver and Unused Revolver Capacity are shown with the one-year extension option utilized on the facilities. On June 30, the Term Loan was fully drawn at $200 million but was fully repaid in July.
3 The graphic reflects VRE share of consolidated debt balances only. The loan encumbering Emery is represented among the 2026 maturities as it features a contractual rate step-up in January 2026. Dollars are shown in millions.

Annex 1: Transaction Activity

$ in thousands except per SF
	Location	Transaction Date	Number of Buildings	Units	Gross Asset Value
2025 dispositions-to-date
Land
65 Livingston	Roseland, NJ	1/24/2025	N/A	N/A	$7,300
Wall Land	Wall Township, NJ	4/3/2025	N/A	N/A	31,000
PI North - Building 6 and Riverbend I	West New York, NJ	4/21/2025	N/A	N/A	6,500
1 Water	White Plains, NY	4/29/2025	N/A	N/A	15,500
Land dispositions-to-date			N/A	N/A	$60,300

Multifamily
Metropolitan at 40 Park	Morristown, NJ	4/21/2025	1	130	$600
Signature Place	Morris Plains, NJ	7/9/2025	1	197	85,000
145 Front Street	Worcester, MA	7/22/2025	1	365	122,200
Multifamily dispositions-to-date			3	692	$207,800
Total dispositions-to-date			3	692	$268,100

2025 acquisitions-to-Date
Multifamily
Sable	Jersey City, NJ	4/21/2025	1	762	$38,500[1]
Multifamily acquisitions-to-date			1	762	$38,500

1 Represents gross value associated with the purchase of our partner's 15% equity interest in the Jersey City property now known as Sable.

Annex 2: Reconciliation of Net Income (loss) to NOI (three months ended)

	2Q 2025	1Q 2025
	Total	Total
Net Income (loss)	$11,843	$(13,730)
Deduct:
Management fees	(766)	(718)
Loss (income) from discontinued operations	27	(136)
Interest and other investment income	(70)	(25)
Equity in (earnings) loss of unconsolidated joint ventures	(526)	(3,842)
(Gain) loss on disposition of developable land	(36,566)	156
Realized gains (losses) and unrealized gains (losses) on disposition of rental property, net	6,877	—
(Gain) loss on sale of unconsolidated joint venture interests	(5,122)	—
Other (income) expense, net	(528)	105
Add:
Property management	4,088	4,385
General and administrative	9,605	10,068
Transaction-related costs	1,570	308
Depreciation and amortization	22,471	21,253
Interest expense	24,604	22,960
Provision for income taxes	93	42
Land and other impairments, net	12,467	3,200
Net operating income (NOI)	$50,067	$44,026

Summary of Consolidated Multifamily NOI by Type (unaudited):	2Q 2025	1Q 2025
Total Consolidated Multifamily - Operating Portfolio	$47,316	$42,326
Total Consolidated Commercial	1,183	595
Total NOI from Consolidated Properties (excl. unconsolidated JVs/subordinated interests)	$48,499	$42,921
NOI (loss) from services, land/development/repurposing & other assets	1,675	1,250
Total Consolidated Multifamily NOI	$50,174	$44,171

See Consolidated Statement of Operations page.

See Non-GAAP Financial Definitions.

Annex 3: Consolidated Statement of Operations and Non-GAAP Financial Footnotes

FFO, Core FFO, AFFO, NOI, & Adjusted EBITDA

1.Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares 8,619 and 8,689 shares for the three months ended June 30, 2025 and 2024, respectively, and 8,625 and 8,691 shares for the six months ended June 30, 2025 and 2024, respectively, plus dilutive Common Stock Equivalents (i.e. stock options).
2.Includes the Company’s share from unconsolidated joint ventures, and adjustments for noncontrolling interest of $0.9 million and $2.4 million for the three months ended June 30, 2025 and 2024, respectively, and $3.2 million and $5.1 million for the six months ended June 30, 2025 and 2024 respectively. Excludes non-real estate-related depreciation and amortization of $0.1 million and $0.2 million for each of the three months ended June 30, 2025 and 2024 respectively $0.3 million and $0.4 million for the six months ended June 30, 2025 and 2024, respectively.
3.Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (Nareit). See Non-GAAP Financial Definitions for information About FFO, Core FFO, AFFO, NOI & Adjusted EBITDA.
4.Represents the Company's controlling interest portion of $15.7 million land and other impairment charge.
5.Accounting for the impact of Severance/Compensation related costs, General and Administrative expense was $8.3 million and $8.7 million for the three months ended June 30, 2025 and 2024, respectively, and $18.2 million and $18.2 million for the six months ended June 30, 2025 and 2024, respectively.
6.Accounting for the impact of Severance/Compensation related costs, Property Management expense was $3.2 million and $3.5 million for the three months ended June 30, 2025 and 2024, respectively, and $7.0 million and $7.2 million for the six months ended June 30, 2025 and 2024, respectively.
7.Includes the Company's share from unconsolidated joint ventures of $2 thousand and $19 thousand for the three months ended June 30, 2025 and 2024, respectively, and $14 thousand and $38 thousand for the six months ended June 30, 2025 and 2024, respectively.
8.Includes the Company's share from unconsolidated joint ventures of ($10) thousand and $103 thousand for the three months ended June 30, 2025 and 2024, respectively and ($21) thousand and $93 thousand for the six months ended June 30, 2025 and 2024, respectively.
9.Excludes expenditures for tenant spaces in properties that have not been owned by the Company for at least a year.

Back to Consolidated Statement of Operations page.
Back to FFO, Core FFO and Core AFFO page.
Back to Adjusted EBITDA page

Annex 4: Unconsolidated Joint Ventures

($ in thousands)

Property	Units	Percentage Occupied	VRE's Nominal Ownership	2Q 2025 NOI[1]	Total Debt	VRE Share of 2Q NOI	VRE Share of Debt
Multifamily
RiverTrace at Port Imperial	316	93.8%	22.5%	2,084	82,000	469	18,450
Capstone at Port Imperial	360	94.9%	40.0%	3,398	135,000	1,359	54,000
Riverpark at Harrison	141	97.0%	45.0%	584	30,192	263	13,586
Station House	378	92.6%	50.0%	1,987	86,267	994	43,134
Total UJV [2]	1,195	94.1%	39.1%	$8,053	$333,459	$3,085	$129,170
1 The sum of property level revenue, straight line and ASC 805 adjustments; less: operating expenses, real estate taxes and utilities. These are shown at 100% and include management fees.
2 In April, the Company purchased its joint venture partner`s interest in the Jersey City property that was previously known as the "Urby", now named Sable, officially consolidating it. The Company also sold its interest in the Metropolitan at 40 Park in April 2025.

Annex 5: Debt Profile Footnotes

1.Effective rate of debt, including deferred financing costs, comprised of debt initiation costs, and other transaction costs, as applicable.
2.The loan on Portside at East Pier is hedged with a 3-year cap at a strike rate of 3.5%, expiring in September 2026.
3.The loan on Upton is hedged with an interest rate cap at a strike rate of 3.5%, expiring in November 2026.
4.The loan on RiverHouse 9 is hedged with an interest rate cap at a strike rate of 3.5%, expiring in July 2026.
5.The $41 million mortgage on Quarry Place, and the $0.1 million of unamortized deferred financing costs are presented as Liabilities held for sale, net on the Company's Consolidated Balance Sheet.
6.The loan on Sable was consolidated in April 2025 upon the acquisition of the remaining 15% controlling interest in the joint venture previously referred to as "Urby at Harborside".
7.Effective rate reflects the fixed rate period, which ends on January 1, 2026. After that period ends, the Company must make a one-time interest rate election of either: (a) the floating-rate option, the sum of the highest prime rate as published in the New York Times on each applicable Rate Change Date plus 2.75% annually or (b) the fixed-rate option, the sum of the Five Year Fixed Rate Advance of the Federal Home Loan Bank of New York in effects as of the first business day of the month which is three months prior to the Rate Change Date plus 3.00% annually.
8.The Company's facilities consist of a $300 million Revolver and $200 million delayed-draw Term Loan and are supported by a group of eight lenders. The eight lenders consists of JP Morgan Chase and Bank of New York Mellon as Joint Bookrunners; Bank of America Securities, Capital One, Goldman Sachs Bank USA, and RBC Capital Markets as Joint Lead Arrangers; and Associated Bank and Eastern Bank as participants. The facilities have a three-year term ending April 22, 2027, with a one-year extension option. The Term Loan was fully drawn and hedged with interest rate caps at strike rates of 3.5%, expiring in July 2026.

As noted throughout the document, subsequent to quarter end the Company amended its existing facility, as of July 22, 2025, there is no remaining balance on the Term Loan and there is $126 million drawn on the Revolver. The Revolver is fully hedged by the existing caps on the Term Loan, which expire in July 2026.

	Balance as of June 30, 2025	Initial Spread	Deferred Financing Costs	5 bps reduction KPI	Updated Spread	SOFR or SOFR Cap	All In Rate
Secured Revolving Credit Facility	$127,000,000	2.10%	0.68%	(0.05)%	2.73%	4.33%	7.06%
Secured Term Loan	$200,000,000	2.10%	0.68%	(0.05)%	2.73%	3.50%	6.23%

	Balance as of July 22, 2025	Initial Spread	Deferred Financing Costs	5 bps reduction KPI	Updated Spread	SOFR or SOFR Cap	All In Rate
Secured Revolving Credit Facility	$126,000,000	1.55%	0.88%	(0.05)%	2.38%	3.50%	5.88%
Secured Term Loan	—	—	—	—	—	—	—

Back to Debt Profile page.

Annex 6: Multifamily Property Information

	Location	Ownership	Apartments	Rentable SF1	Average Size	Year Complete
NJ Waterfront
Haus25	Jersey City, NJ	100.0%	750	617,787	824	2022
Liberty Towers	Jersey City, NJ	100.0%	648	602,210	929	2003
BLVD 401	Jersey City, NJ	74.3%	311	273,132	878	2016
BLVD 425	Jersey City, NJ	74.3%	412	369,515	897	2003
BLVD 475	Jersey City, NJ	100.0%	523	475,459	909	2011
Soho Lofts	Jersey City, NJ	100.0%	377	449,067	1,191	2017
Sable[2]	Jersey City, NJ	100.0%	762	474,476	623	2017
RiverHouse 9 at Port Imperial	Weehawken, NJ	100.0%	313	245,127	783	2021
RiverHouse 11 at Port Imperial	Weehawken, NJ	100.0%	295	250,591	849	2018
RiverTrace	West New York, NJ	22.5%	316	295,767	936	2014
Capstone	West New York, NJ	40.0%	360	337,991	939	2021
NJ Waterfront Subtotal		87.2%	5,067	4,391,122	867
Massachusetts
Portside at East Pier	East Boston, MA	100.0%	180	154,859	862	2015
Portside 2 at East Pier	East Boston, MA	100.0%	296	230,614	779	2018
145 Front at City Square[3]	Worcester, MA	100.0%	365	304,936	835	2018
The Emery at Overlook Ridge	Revere, MA	100.0%	326	273,140	838	2020
Massachusetts Subtotal		100.0%	1,167	963,549	826
Other
The Upton	Short Hills, NJ	100.0%	193	217,030	1,125	2021
The James	Park Ridge, NJ	100.0%	240	215,283	897	2021
Signature Place[4]	Morris Plains, NJ	100.0%	197	203,716	1,034	2018
Quarry Place at Tuckahoe	Eastchester, NY	100.0%	108	105,551	977	2016
Riverpark at Harrison	Harrison, NJ	45.0%	141	124,774	885	2014
Station House	Washington, DC	50.0%	378	290,348	768	2015
Other Subtotal		78.8%	1,257	1,156,702	920
Operating Portfolio[5]		87.8%	7,491	6,511,373	869
Metropolitan at 40 Park[6]	Morristown, NJ	25.0%	130	124,237	956	2010
		86.7%	7,621	6,635,610	871

Back to Multifamily Operating Portfolio page.
1 Total sf outlined above excludes approximately 181,483 sqft of ground floor retail, of which 141,782 sf was leased as of June 30, 2025. This figure has removed the Metropolitan from contemplated square footage as it sold in April.
2 In April, purchased joint venture partner's interest in the Jersey City property that was previously known as the "Urby" and is now named "Sable" and is owned at 100%.
3 145 Front Street was sold on July 22, 2025.
4 Signature Place was sold on July 9, 2025.
5 Rental revenue associated with retail leases is included in the NOI disclosure on the Multifamily Operating Portfolio page.
6 On April 21, 2025, the Company sold its interest in Metropolitan at 40 Park.

Annex 7: Noncontrolling Interests in Consolidated JVs

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
BLVD 425	$131	$92	$283	$172
BLVD 401	(572)	(607)	(1,124)	(1,159)
Port Imperial Garage South	(37)	11	(119)	(15)
Port Imperial Retail South	(4)	(5)	4	29
Other consolidated joint ventures	333	(34)	(1,318)	(65)
Net losses in noncontrolling interests	$(149)	$(543)	$(2,274)	$(1,038)
Depreciation in noncontrolling interests	739	737	1,475	1,458
Funds from operations - noncontrolling interest in consolidated joint ventures	$590	$194	$(799)	$420
Interest expense in noncontrolling interest in consolidated joint ventures	777	784	1,559	1,572
Net operating income before debt service in consolidated joint ventures	$1,367	$978	$760	$1,992

Back to Adjusted EBITDA page.

Non-GAAP Financial Definitions
NON-GAAP FINANCIAL MEASURES
Included in this financial package are Funds from Operations, or FFO, Core Funds from Operations, or Core FFO, net operating income, or NOI and Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization, or Adjusted EBITDA, each a “non-GAAP financial measure,” measuring Veris Residential, Inc.’s historical or future financial performance that is different from measures calculated and presented in accordance with generally accepted accounting principles (“U.S. GAAP”), within the meaning of the applicable Securities and Exchange Commission rules. Veris Residential, Inc. believes these metrics can be a useful measure of its performance which is further defined.

Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted "EBITDA")
The Company defines Adjusted EBITDA as Core FFO, plus interest expense, plus income tax expense, plus income
(loss) in noncontrolling interest in consolidated joint ventures, and plus adjustments to reflect the entity's share of
Adjusted EBITDA of unconsolidated joint ventures. The Company presents Adjusted EBITDA because the Company believes that Adjusted EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. Adjusted
EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities
(determined in accordance with GAAP), or as a measure of the Company’s liquidity.

Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Normalized) (Adjusted "EBITDA"(Normalized))
The Company defines Adjusted EBITDA (Normalized) as Adjusted EBITDA, adjusted to reflect the effects of non-recurring property transactions. In the case of acquisition properties, Adjusted EBITDA (Normalized) would be calculated based on Adjusted EBITDA plus the Company’s income (loss) for its ownership period annualized and included on a trailing twelve month basis. In the case of disposition properties, Adjusted EBITDA (Normalized) would be calculated based on Adjusted EBITDA minus the disposition property’s actual income (loss) on a trailing twelve month basis. In the case of joint venture transaction properties whereby the Company acquires a controlling interest and subsequently consolidates the acquired asset, Adjusted EBITDA (Normalized) would be calculated based on Adjusted EBITDA plus the actual income (loss) on a trailing twelve month basis in proportion to the Company’s economic interests in the joint venture as of the reporting date minus recurring joint venture distributions (the Company’s practice for EBITDA recognition for joint ventures). The Company presents Adjusted EBITDA (Normalized) because the Company believes that Adjusted EBITDA (Normalized) provides a more appropriate denominator for its calculation of the Net Debt-to-EBITDA ratio as it reflects the leverage profile of the Company as of the reporting date. Adjusted EBITDA (Normalized) should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.

Blended Net Rental Growth Rate or Blended Lease Rate
Weighted average of the net effective change in rent (inclusive of concessions) for a lease with a new resident or for a renewed lease compared to the rent for the prior lease of the identical apartment unit.
Core FFO and Adjusted FFO ("AFFO")
Core FFO is defined as FFO, as adjusted for certain items to facilitate comparative measurement of the Company's performance over time. Adjusted FFO ("AFFO") is defined as Core FFO less (i) recurring tenant improvements, leasing commissions, and capital expenditures, (ii) straight-line rents and amortization of acquired above/below market leases, net, and (iii) other non-cash income, plus (iv) other non-cash charges. Core FFO and Adjusted AFFO are presented solely as supplemental disclosure that the Company's management believes provides useful information to investors and analysts of its results, after adjusting for certain items to facilitate comparability of its performance from period to period. Core FFO and Adjusted FFO are non-GAAP financial measures that are not intended to represent cash flow and are not indicative of cash flows provided by operating activities as determined in accordance with GAAP. As there is not a generally accepted definition established for Core FFO and Adjusted FFO, the Company's measures of Core FFO may not be comparable to the Core FFO and Adjusted FFO reported by other REITs. A reconciliation of net income per share to Core FFO and Adjusted FFO in dollars and per share are included in the financial tables accompanying this press release.

Funds From Operations ("FFO")
FFO is defined as net income (loss) before noncontrolling interests in Operating Partnership, computed in accordance with U.S. GAAP, excluding gains or losses from depreciable rental property transactions (including both acquisitions and dispositions), and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from property transactions and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.
FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that

Non-GAAP Financial Definitions
not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“Nareit”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.
NOI and Same Store NOI
NOI represents total revenues less total operating expenses, as reconciled to net income above. The Company considers NOI to be a meaningful non-GAAP financial measure for making decisions and assessing unlevered performance of its property types and markets, as it relates to total return on assets, as opposed to levered return on equity. As properties are considered for sale and acquisition based on NOI estimates and projections, the Company utilizes this measure to make investment decisions, as well as compare the performance of its assets to those of its peers. NOI should not be considered a substitute for net income, and the Company’s use of NOI may not be comparable to similarly titled measures used by other companies. The Company calculates NOI before any allocations to noncontrolling interests, as those interests do not affect the overall performance of the individual assets being measured and assessed. Same Store NOI includes joint ventures at their pro rata share based on legal ownership.
Same Store NOI is presented for the same store portfolio, which comprises all properties that were owned by the Company throughout both of the reporting periods.

Company Information

Company Information

Corporate Headquarters	Stock Exchange Listing	Contact Information
Veris Residential, Inc.	New York Stock Exchange	Veris Residential, Inc.
210 Hudson St., Suite 400		Investor Relations Department
Jersey City, New Jersey 07311	Trading Symbol	210 Hudson St., Suite 400
(732) 590-1010	Common Shares: VRE	Jersey City, New Jersey 07311

Mackenzie Rice
Director, Investor Relations
E-Mail: investors@verisresidential.com
Web: www.verisresidential.com

Executive Officers

Mahbod Nia	Amanda Lombard	Taryn Fielder
Chief Executive Officer	Chief Financial Officer	General Counsel and Secretary

Anna Malhari
Chief Operating Officer

Equity Research Coverage

Bank of America Merrill Lynch	BTIG, LLC	Citigroup
Jana Galan	Thomas Catherwood	Nicholas Joseph

Evercore ISI	Green Street Advisors	JP Morgan
Steve Sakwa	John Pawlowski	Anthony Paolone

Truist
Michael R. Lewis
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